Exhibit 99.3

ADDENDUM NO. 1 TO AMENDED CHANGE IN CONTROL AND EXECUTIVE
EMPLOYMENT AGREEMENT AND AMENDMENT NO. 1 THERETO

This Addendum No. 1 (“Addendum No. 1”) dated as of the 27th day of December, 2006, is entered into between AmeriVest Properties Inc., a Maryland corporation (the “Company”) and Charles K. Knight (“Executive”, and collectively with the Company, the “Parties”).

WHEREAS, the Parties have entered into an Amended Change in Control and Executive Employment Agreement dated as of August 31, 2005, and Amendment No. 1 to Amended Change in Control and Executive Employment Agreement dated January 23, 2006 (collectively, the “Agreement”) pursuant to which Company agreed to employ Executive and Executive agreed to be employed by Company as the Company’s Chief Executive Officer through December 31, 2006 (“Employment Period”).

WHEREAS, Section 6 of the Agreement provides that upon Executive’s termination of employment because of a Change in Control within a Protection Period, among other requirements as specifically set forth in the Agreement, and as a requisite to payment of Severance by Company to Executive, in the amount determined under the Agreement, Executive shall on the date of his termination of employment enter into and execute this Addendum No. 1 wherein Executive ratifies all the provisions of the Agreement and agrees that he shall be legally bound by any and all releases and all other terms set forth in the Agreement and this Addendum No. 1 as of the date of Executive’s termination of employment.

WHEREAS, Executive desires to fulfill his obligations under the Agreement and to enter into and execute this Addendum No. 1 to Agreement.

NOW THEREFORE, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.             Executive and the Company hereby agree to reduce the amount otherwise payable upon termination of employment to Executive pursuant to Section 6 of the Agreement to Eight Hundred and Fifty Thousand Dollars ($850,000), which amount shall be paid to Executive as a lump sum, in cash, within ten (10) days of the date of this Addendum No. 1 (but no later than the date of dissolution of the Company).

2.             The AMV Liquidating Trust (the “Trust”) shall be obligated to pay the balance, if any, of the amount payable to Executive pursuant to Section 6 of the Agreement, as determined under this Addendum No. 1 (the “Contingent Payment”).  The Parties acknowledge and agree that the Contingent Payment represents a bonus, as reasonable compensation for the extraordinary results obtained by Executive in the liquidation and dissolution of the Company.  Funds held by the Trust that may be used to pay the Contingent Payment shall serve as additional security for any breach of the representations and warranties made by the Company under the Purchase and Sale Agreement among certain of the subsidiaries of the Company and Koll/PER, LLC dated July 17, 2006 (the “Koll/PER Agreement”).  Promptly following, but in no event later than fifteen (15) days following the expiration of such  representations and warranties, and absent any claim or cause of action initiated or threatened under the Koll/PER Agreement, the

Trustee shall distribute, or cause to be distributed, to Executive the amount of any Contingent Payment less such taxes as the trustee of the Trust (the “Trustee”), in its sole discretion, deems necessary to withhold from such payment.  If any claim or action is initiated which prevents the Trustee from making the distribution to the beneficiaries of the Trust as required by  Section 5.7 of the Liquidating Trust Agreement between the Company and the Trustee dated December 21, 2006 (“Trust Agreement”) then the payment to Executive shall be retained by the Trust until such claim is resolved.  To the extent such resolution results in a payment to Koll/PER, LLC by the Trust (“Warranty Payment”), the Contingent Payment to Executive shall be reduced by an amount equal to 5% of the Warranty Payment and the balance, if any, less any taxes withheld, shall be immediately distributed to Executive by the Liquidating Trust.

3.             In exchange for the benefits payable to Executive as set forth in Section 6 of the Agreement, as modified by this Addendum No. 1, Executive does hereby voluntarily and knowingly release and discharge the Company and its successors, subrogees, assigns, principals, agents, partners, heirs, employees, shareholders, officers, directors, subsidiaries, affiliates, divisions, associates and attorneys (collectively the “Released Parties”) from any and all claims, action, causes of action, liabilities, demands, rights, damages, costs, attorneys’ fees, expenses and controversies of every kind and description through Executive’s termination of employment date, except as set forth in Section 2 of this Addendum No. 1.  These releases shall include, by way of example and not limitation, all claims which arise out of, relate to, or are based on (i) Executive’s employment and/or association with the Released Parties and the termination thereof, (ii) any and all contracts, binding promises and statements to, from or between the Parties, (iii) the common laws of any state, (iv) Title VII of the Civil Rights Act of 1964, as amended, (v) claims under the Civil Rights Act of 1991, (vi) claims under 42 U.S.C. § 1981, § 1981a, § 1983, § 1985, or § 1988, (vii) the Age Discrimination in Employment Act of 1967, as amended, (viii) the Employee’s Income Retirement Security Act of 1974, as amended, (ix) claims under the Older Workers Benefit Protection Act of 1990, and (x) claims under all other local, state and federal statutes, any of which could be raised, filed and/or brought in any court of competent jurisdiction an/or in any local, state and federal administration agency or administration.  However, Executive does not release any claims he may have under any stock option or warrant agreements.

(i)            Nothing contained herein shall be construed as a release of any claim the Executive may have to unemployment benefits.  Executive may make a claim for such benefits, and the Released Parties will provide truthful information in response to questions from the responsible State agency.

(ii)           Notwithstanding any recitation of claims set forth in the Agreement or Section 1 of this Addendum No. 1 to Agreement, or whether quoted therein or herein or not, and for the purpose of effectuating a full and final release between the Parties, Executive expressly acknowledges that all releases agreed to by Executive in the Agreement and Section 1 of this Addendum No. 1 to Agreement are intended to include and contemplate the extinguishment, without limitation, of all claims which he now has or does not know or suspect to exist in his favor at the time of the execution hereof, except as provided in Section 2 of this Addendum No. 1.

4.             Executive warrants and represents as follows:

(i)            Executive has full and complete legal capacity to enter into this Addendum No. 1 to Agreement, has read this Addendum No. 1 to Agreement, has had a reasonable time to consider its terms, and agrees to the conditions and obligations set forth in it.

(ii)           Executive has had twenty-one (21) days to consider this Addendum No. 1 to Agreement, and, if Executive executes this Addendum No. 1 to Agreement within less than twenty-one (21) days from the date of receipt, it is with the express understanding that Executive had the full twenty-one (21) days available if so desired.  Further, Executive waives all rights to a twenty-one (21) day period to consider the terms of Employee’s release of claims under the Age Discrimination in Employment Act (“ADEA”) if Executive signs this Addendum No. 1 to Agreement prior to the expiration of the twenty-one (21) day period.

(iii)          Executive has not relied on any statement made by the Company, its agents or representatives, either express or implied, or by statement or omission, in making his decision to enter into this Addendum No. 1 to Agreement.  Executive voluntarily executes this Addendum No. 1 to Agreement after having been advised by the Company to seek legal counsel, and has had full opportunity to consult with legal counsel, and without being pressured or influenced by any person, or by any statement or representation of any person acting on behalf of another Party, including the officers, agents and attorneys for any other Party.

(iv)          Executive has been informed and understands that (i) to the extent that this Addendum No. 1 to Agreement waives or releases any claims Executive might have under the ADEA, Executive may rescind such waiver and release within seven (7) calendar days of the execution of this Addendum No. 1 to Agreement, and (ii) any such rescission must be in writing and hand delivered to the Company, or, if sent by mail, postmarked within the seven (7) day period, sent only by certified mail, return receipt requested, and addressed to the Company.

(v)           This Addendum No. 1 to Agreement is subject to the terms of the Older Workers Benefit Protection Act of 1990 (“OWBPA”).  Executive acknowledges and agrees that he is, voluntarily and with full knowledge of the consequences of such release, releasing all claims, including any claims Executive has or could have brought under the OWBPA and any claim(s) under the ADEA.

(vi)          Executive acknowledges and agrees that this Addendum No. 1 to Agreement is written in a manner intended to be understood, and that Executive understands this Addendum No. 1 to Agreement.

(vii)         Executive has had a full and fair opportunity to investigate the facts underlying any claims that Executive believes he may have against the Company.

Executive enters into this Addendum No. 1 to Agreement acknowledging that there may be facts of which he is not aware; but nonetheless enters into this Addendum No. 1 to Agreement with the intent of providing the Company, and its affiliates, with a full and final release of all known and unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, liquidated or unliquidated, claims, based on all known and unknown facts.

                5.             Executive does hereby voluntarily and knowingly agree that if any local, state, or federal taxing authority seeks additional tax payments on any of amounts paid to Executive under or as a result of the Agreement or this Addendum No. 1 to Agreement, Employee shall indemnify and hold the Company, its successors and assigns (including, without limitation, the AMV Liquidating Trust and any trustee thereof) and any officers and directors thereof harmless against all such amounts (including, without limitation, income taxes, reasonable attorneys fees and expenses and costs incurred in relation thereto, penalties, and interest) payable to and sought by any local, state or federal taxing authority.

6.             Executive covenants that he will not initiate any lawsuit or proceeding, legal, administration or other, or otherwise assert any claim, action, cause of action, demand, right, or controversy of any kind, which he has herein released.

7.             The Parties agree not to make to any person any statement that disparages the other Party, including, but not limited to, statements regarding the other Party’s work ethic, performance, fitness of business, business practices, business condition or business capabilities.

8.             Executive hereby admits, agrees, and acknowledges that the Company has fully compensated him for all wages, benefits, vacation pay and/or bonus amounts due to him as a result of his employment with the Company with the exception of future payment obligations which will be transferred to the AMV Liquidating Trust.

9.             Executive acknowledges and agrees that any party entitled to indemnification under Section 5 of this Agreement is an intended third party beneficiary of this Agreement.

10.           By execution of this Addendum No. 1 to Agreement, Executive ratifies all of the provisions of the Agreement, and agrees that he shall be legally bound by all releases and all other terms set forth in the Agreement and this Addendum No. 1 to Agreement as of the date of Executive’s termination of employment.

11.           Except to the extent supplemented hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

IN WITNESS WHEREOF, the undersigned have executed this Addendum No. 1 to Agreement as of the date and year above written.

AMERIVEST PROPERTIES INC.

/s/ Sheri Henry
Sheri Henry, Chief Financial Officer

EXECUTIVE

/s/ Charles K. Knight
Charles K. Knight